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                                                                 EXHIBIT 10.10.1



                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 1, dated as of August 1, 1998, is made and entered into by and between AmeriCredit Corp., a Texas corporation having an office at 200 Bailey Avenue, Fort Worth, Texas 76107 (hereinafter referred to as "Employer"), and Michael T. Miller, an executive employee of Employer (hereinafter referred to as "Executive").

     WHEREAS, Employer and Executive have previously entered into that certain Amended and Restated Employment Agreement dated as of July 1, 1997 (the "Employment Agreement").

     WHEREAS, Employer and Executive desire to amend the Employment Agreement to make certain provisions thereof consistent with the terms of employment agreements existing between Employer and certain other executives employed by Employer.

     NOW, THEREFORE, in consideration of Executive's continued employment by Employer and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive intend by this Amendment No. 1 to modify and amend the Employment Agreement as herein provided.

     1.  Amendment to Section 1.1  "General Duties of Employer and Employee."
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The capacities in which Employee agrees to serve Employer and Subsidiary shall, as of the date of this Amendment No. 1, be as follows:

         Executive Vice President and Chief Credit Officer  AmeriCredit Corp.

 Executive Vice President, Chief Credit Officer and Chief of Staff  AmeriCredit
       Financial Services, Inc. and Americredit Corporation of California

     2.  Amendment to Section 2.1  "Compensation and Benefits."  The first
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sentence of Section 2.1 is hereby amended by deleting the number "$165,000" and replacing it with the number "$255,000."

     3.  Amendment to Section 7.3 - "Effect of Termination."  The second and
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third sentences of Section 7.3 are hereby amended in their entirety as follows:

     In the event of a Constructive Termination, Employee shall be entitled to receive, in a lump sum within 30 days after the date of the Constructive Termination, an amount equal to the remainder of Employee's current year's salary (undiscounted) plus the present value (employing a discount rate of 8%) of two additional years' salary in effect immediately prior to the event giving rise to the Constructive Termination. For purposes of this
     Section 7.3, the term "salary" shall mean the sum of (i) the annual rate of compensation provided to Employee under Section 2.1 hereof immediately prior to the event giving rise to the Constructive Termination, plus (ii) the average annual cash bonuses or other cash incentive compensation paid to Employee by Employer for the three years in the three year period immediately preceding the year in which there shall occur a Constructive Termination.
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     4.  Amendment to Section 8.1 -  "Employee's Non-Competition Obligation."
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The second sentence of Section 8.1 is hereby amended to read in its entirety as follows:

     During the existence of Employee's employment by Employer and Subsidiary hereunder and, if the employment of Employee is terminated by Employer for any reason pursuant to Section 6.2 or Employee voluntarily terminates his employment (unless such voluntary termination occurs within twelve months after a "change in control," as defined in Section 8A.1 hereof), for a period of three years from the date on which he shall cease to be employed by Employer or Subsidiary, Employee shall not, acting alone or in conjunction with others, directly or indirectly, and whether as principal, agent, officer, director, partner, employee, consultant, broker, dealer or otherwise, in any of the Business Territories (as defined below), engage in any business in competition with the business conducted by Employer, Subsidiary or any subsidiary of Employer or Subsidiary, whether for his own account or otherwise, or solicit, canvass or accept any business or transaction for or from any other company or business in competition with such business of Employer or Subsidiary in any of the Business Territories.

     5.  Effect of Amendments; Enforceability of Employment Agreement.  This
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Amendment No. 1 replaces all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Amendment No. 1. Except as otherwise expressly and specifically amended or modified by this Amendment No. 1, the terms and provisions of the Employment Agreement shall continue in full force and effect on and after the date hereof.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.


                                     AMERICREDIT CORP.



                                     By:
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                                        Michael R. Barrington, Vice Chairman,
                                        President and Chief Operating Officer


                                     EXECUTIVE:



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                                     Michael T. Miller